                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 33-62415


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PRICING SUPPLEMENT NO.3 DATED April 29, 1997
(to Prospectus Supplement Dated January 23, 1997)

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                                FMC CORPORATION

                          Medium-Term Notes, Series A
                 Due More than Nine Months from Date of Issue



Notes represented by (mark applicable description)

            x   Global Notes      Definitive Notes
          -----              ----

          [If Notes are Floating Rate Notes, insert:]

          Principal Amount:      Issue Price:

          Original Issue Date:    Original Maturity Date:

          Index Currency:

          Specified Currency:
               (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [ ] No

          Authorized Denominations:
               (Applicable only if Specified Currency is other than U.S.
               Dollars)

          Base Rate:

          Interest Accrual Date:

          Interest Reset Period:    Interest Payment Period:

          Interest Reset Dates:
               (If other than as specified in the Prospectus\
          Supplement)

                               J.P. MORGAN & CO.

          Initial Interest Reset Date:

          Interest Payment Dates:
              (If other than as specified in the Prospectus Supplement)

          Initial Interest Rate:    Index Maturity:

          Maximum Interest Rate:    Minimum Interest Rate:

          Spread (+/-):             Spread Multiplier:

          Reporting Service:        Calculation Agent:

          Optional Redemption: [ ] Yes  [ ] No

               Initial Redemption Date:
               The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment:  [ ] Yes  [ ] No
              Optional Repayment Dates:
              Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes [ ] No
              Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [ ] No
              Extension Period:
              Number of Extension Periods:
              Final Maturity Date:

          Discount Note:  [ ] Yes  [ ] No
              Total Amount of OID:
              Original Yield to Maturity:
              Initial Accrual Period OID:


          [If Notes are Fixed Rate Notes, insert:]

          Principal Amount: $10,000,000  Issue Price:  100%*

          Original Issue Date: 5/2/97  Original Maturity Date: 5/2/02

          Specified Currency:  U.S. Dollars
              (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [x] No
         *Plus accrued interest, if any, from the date of issuance.

          Authorized Denominations: $1,000

          Interest Accrual Date:    May 2, 1997

          Interest Payment Dates:   May 2 and November 2, commencing
                                    November 2, 1997

          Interest Rate: 7.20%

          Optional Redemption:  [ ] Yes  [x] No
              Initial Redemption Date:
              The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment: [ ] Yes  [x] No
          Optional Repayment Dates:
              Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes  [x] No
              Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [x] No
              Extension Period:
              Number of Extension Periods:
              Final Maturity Date:

          Original Issue Discount Note:  [ ] Yes  [x] No
              Total Amount of OID:
              Original Yield to Maturity:
              Initial Accrual Period OID:



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